Exhibit 99.(h)(9)

AMENDMENT TO SHAREHOLDER SERVICES AGREEMENT
BY AND BETWEEN TD ASSET MANAGEMENT USA FUNDS INC. AND
TD AMERITRADE INC.

     Amendment made as of December 4, 2008 to the Shareholder Services Agreement (the “Agreement”) by and between TD Asset Management USA Funds Inc. (the “Fund”) and TD Ameritrade Inc. (“TDA”).

WHEREAS, the Fund and TDA desire to amend the Agreement as hereinafter set forth;

NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the parties hereby agree as follows:

1.	TDAM Institutional Treasury Obligations Money Market Fund – Class A is included as a “Portfolio” and “Class”, respectively, under the Agreement for all purposes.

2.

With respect to the Portfolio and Class set forth above, this Agreement shall have an initial term of two (2) years beginning as of the date of this Amendment, unless sooner terminated as provided in the Agreement.

3.	Except as specifically amended hereby, the Agreement remains in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to the Agreement to be signed by their respective duly authorized officers as of the day and year above written.

TD ASSET MANAGEMENT USA
FUNDS INC.

By:	/s/ Michele Teichner

	Name:	Michele Teichner
	Title:	Vice President & Assistant Secretary

TD AMERITRADE INC.

By:	/s/ Felix Davidson

	Name:	Felix Davidson
	Title:	VP & Managing Director

SCHEDULE A

PORTFOLIOS AND CLASSES

TDAM Money Market Portfolio – Investor Class
TDAM Money Market Portfolio – Premium Class
TDAM Money Market Portfolio – Class A
TDAM Money Market Portfolio – Select Class
TDAM U.S. Government Portfolio – Investor Class
TDAM U.S. Government Portfolio – Class A
TDAM Municipal Portfolio – Investor Class
TDAM Municipal Portfolio – Class A
TDAM California Municipal Money Market Portfolio – Investor Class
TDAM California Municipal Money Market Portfolio – Class A
TDAM New York Municipal Money Market Portfolio – Investor Class
TDAM New York Municipal Money Market Portfolio – Class A
TDAM Institutional Treasury Obligations Money Market Fund – Class A